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Rise Gold Announces Financing of C$2.0 million

February 15, 2019 – Vancouver, British Columbia – Rise Gold Corp. (CSE: RISE, OTCQB: RYES) (“Rise Gold”) announces that it intends to raise up to C$2.0 million through the issuance of up to 20,000,000 units (each a “Unit”) at a price of C$0.10 per Unit, with each Unit comprising one share of common stock (a “Share”) and one-half of one share purchase warrant (the “Private Placement”). Each whole warrant (a “Warrant”) entitles the holder to acquire one Share at an exercise price of C$0.13 for a period of two years from the date of issuance.

Rise Gold is pleased to announce that Yamana Gold Inc. (TSX: YRI; NYSE: AUY) (“Yamana”) through its wholly-owned subsidiary, Meridian Jerritt Canyon Corp. (the “Acquiror”), has agreed to purchase 10,000,000 Units for proceeds of C$1.0 million (the “Committed Funds”).  Yamana’s investment in the Private Placement is conditional upon the Private Placement being completed for minimum gross proceeds of C$1.8 million, including the Committed Funds. Yamana is a Canadian-based gold producer with significant gold production, gold development stage properties, exploration properties, and land positions throughout the Americas including Canada, Brazil, Chile and Argentina.

The Committed Funds are being advanced to Rise Gold prior to the closing of the Private Placement pursuant to the terms of a secured convertible debenture (the “Debenture”).  The Debenture has a term of six months and an annual interest rate of 12%, calculated and compounded monthly, payable in cash or Units at Yamana’s option, except as described below. The principal amount of the Debenture and any accrued interest thereon is convertible into Units at a conversion price of C$0.10 per Unit (the “Conversion Price”) at any time in the sole discretion of the Acquiror. In addition, the principal amount of the Debenture will automatically be converted into Units at the Conversion Price if, during the term of the Debenture, Rise Gold is able to raise proceeds of C$800,000 under the Private Placement from investors other than Yamana. Assuming that the Debenture is held to maturity, if the total principal amount of the Debenture and any accrued interest thereon is converted into Units, the Acquiror will receive up to 10,615,200 Shares and 5,307,600 Warrants.

Assuming that the Debenture is held to maturity and converted in accordance with its terms, the Acquiror will own an aggregate of up to 28,115,200 Shares and warrants to purchase an aggregate of 14,057,600 Shares, representing approximately 17.95% of Rise Gold’s issued and outstanding Shares on a non-diluted basis, and approximately 24.71% of Rise Gold’s issued and outstanding Shares on a partially diluted basis, assuming the exercise of the warrants held by the

Acquiror. Prior to the issuance of the Debenture, the Acquiror owned 17,500,000 Shares and warrants to purchase an aggregate of 8,750,000 Shares, representing approximately 11.99% of Rise Gold’s issued and outstanding Shares on a non-diluted basis, and approximately 16.96% of Rise Gold’s issued and outstanding Shares on a partially diluted basis, assuming the exercise of the warrants held by the Acquiror.

Yamana is an insider of Rise Gold by virtue of its shareholdings, and as a result, the transactions with Rise Gold constitute a “related party transaction” under Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions (“MI 61-101”).  The related party transaction is exempt from the formal valuation requirements of Section 5.4 of MI 61-101 pursuant to subsection 5.5(a) of MI 61-101, and exempt from the minority approval requirements of Section 5.6 of MI 61-101 pursuant to subsection 5.7(1)(a) of MI 61-101 as the fair market value of the transactions do not exceed 25% of the Rise Gold’s market capitalization.  A material change report as contemplated by the related party transaction requirements under MI 61-101 was not filed more than 21 days prior to the proposed closing of the Debenture financing, as the funds to be advanced are presently required to meet Rise Gold's anticipated short-term cash and project requirements.

All securities issued pursuant to the Private Placement will be subject to statutory hold periods in accordance with applicable United States and Canadian securities laws. Rise Gold will use the proceeds from the Private Placement for the advancement of its Idaho-Maryland Gold Project and for general working capital.

The securities offered have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws and may not be offered or sold absent registration or compliance with an applicable exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

While the Acquiror currently has no plans or intentions with respect to the Rise Gold securities, the Acquiror may develop such plans or intentions in the future and, at such time, may from time to time acquire additional securities, dispose of some or all of the existing or additional securities or may continue to hold the Shares, warrants or other securities of Rise Gold based on market conditions, general economic and industry conditions, trading prices of Rise Gold’s securities, Rise Gold’s business, financial condition and prospects and/or other relevant factors.

A copy of the early warning report filed by the Acquiror will be available under Rise Gold’s profile on SEDAR at www.sedar.com or by contacting Sofia Tsakos, Senior Vice President, General Counsel and Corporate Secretary at 416-815-0220. The Acquiror’s head office is located at Royal Bank Plaza, North Tower, 200 Bay Street, Suite 2200, Toronto, ON, M5J 2J3.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company. Rise Gold’s principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA. The Idaho-Maryland Gold Mine is a past producing gold mine with total past production of 2,414,000 oz of gold at an average mill head grade of 17 gpt gold from 1866-1955. Historic production at the Idaho-Maryland Mine is disclosed in the Technical Report on the Idaho-Maryland Project dated June 1st, 2017 and available on  Rise Gold is incorporated in Nevada, USA and maintains its head office in Vancouver, British Columbia, Canada.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 650, 669 Howe Street

Vancouver, BC V6C 0B4

T: 604.260.4577

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur.

Although Rise Gold believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.